Exhibit 99.1

Ryerson 227 W. Monroe St. 27th Floor Chicago, Illinois 60606 312 292 5000 www.ryerson.com	PRESS RELEASE

For additional information contact:

Edward J. Lehner

Ryerson Inc.

312-292-5020

eddie.lehner@ryerson.com

FOR IMMEDIATE RELEASE

Ryerson Announces Proposed Offering of Senior Secured and Senior Unsecured Notes

CHICAGO, Ill., September 25, 2012 – Ryerson Inc. (the “Company”) announced today that, subject to market and other conditions, it intends to offer (the “Offering”) Senior Secured Notes due 2017 and Senior Notes due 2018 generating aggregate gross proceeds of approximately $900 million. Joseph T. Ryerson & Son, Inc., the Company’s wholly owned subsidiary will act as co-issuer of the notes. The notes will be guaranteed by certain subsidiaries of the Company. The senior secured notes and the related guarantees will be secured by a first-priority security interest in substantially all of the Company’s and each guarantor’s present and future assets located in the United States (other than receivables and inventory and related general intangibles, certain other assets and proceeds thereof), subject to certain exceptions and customary permitted liens. The senior secured notes and the related guarantees will also be secured on a second-priority basis by a lien on the assets that secure the Company’s obligations under its asset-based revolving credit facility. The senior unsecured notes will not be secured by any of the Company’s or its guarantors’ assets.

The offering will be made by means of an offering memorandum to qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S, each under the Securities Act of 1933, as amended. The securities will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. The offering is expected to close on or around October 10, 2012, subject to customary closing conditions. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities.

The Company expects to use the net proceeds from the offering (i) to repay in full Ryerson Holding Corporation’s outstanding 14 1/2% Senior Discount Notes due 2015 (the “Ryerson Holding Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date, (ii) to repay in full the Company’s outstanding Floating Rate Senior Secured

Notes due November 1, 2014 (the “Floating Rate Notes”) and the Company’s outstanding 12% Senior Secured Notes due November 1, 2015 (the “12% Notes” and, together with the Floating Rate Notes, the “Ryerson Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date, (iii) to repay outstanding indebtedness under the Company’s senior secured asset-based revolving credit facility and (iv) to pay related fees, expenses and premiums.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities.

About Ryerson Inc.

Ryerson Inc., a Platinum Equity company, is a leading North American processor and distributor of metals, with operations in the United States, Mexico, Canada, China and Brazil. The Company distributes and processes various kinds of metals, including stainless and carbon steel and aluminum products.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.